UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________

Date of Report (Date of earliest event reported):

January 23, 2014 (January 21, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2014, New Standard Energy Texas LLC (“NSE Texas”), a Texas limited liability company and the designee of Pathfinder Onshore Energy Pty Ltd (“Pathfinder”) under the Option Agreement (as defined below) and a wholly owned subsidiary of New Standard Energy Limited (“NSE”), an Australian Securities Exchange-listed Australian company, exercised its option to acquire certain oil and gas properties and related assets in the Eagle Ford Shale in South Texas from Magnum Hunter Resources Corporation and certain of its affiliates (collectively, the “Company”), pursuant to the Option Agreement (the “Option Agreement”), dated December 8, 2013, among Pathfinder and the Company. The entry into the Option Agreement was previously reported pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2013 (the “Original 8-K”). In accordance with the terms of the Option Agreement, the parties entered into the previously negotiated Purchase and Sale Agreement (the “PSA”), dated January 21, 2014, among the Company, NSE Texas and NSE, contemporaneously with the exercise of the option.

As previously reported in the Original 8-K, the PSA provides that the Company will receive aggregate consideration of U.S. $15 million in cash and 65,650,000 ordinary shares of NSE valued, for purposes of the calculation of the purchase price, at approximately U.S. $9,500,000. Upon the entry into the PSA, NSE Texas paid the Company $1,225,000 as a non-refundable deposit, subject to certain limited exceptions. Such deposit is creditable against the purchase price at closing. The PSA contains customary representations, warranties, covenants and indemnities by the parties thereto, and the closing of the transaction contemplated by the PSA is subject to the satisfaction of certain customary closing conditions and is expected to occur on January 28, 2014. The effective date of the transaction, if consummated, will be December 1, 2013.

The PSA further provides that, upon closing, Shale Hunter, LLC, a subsidiary of the Company (“Shale Hunter”), and NSE Texas will enter into a Transition Services Agreement (the “TSA”) in the form previously filed with the SEC in the Original 8-K.

The foregoing descriptions of the Option Agreement, the PSA and the TSA do not purport to be complete and are qualified in their entirety by reference to the complete texts thereof, copies of which are attached hereto as, respectively, Exhibits 2.1, 2.2 and 2.3 and incorporated herein by reference.

Forward Looking Statements

This report includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by the Company with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Option Agreement, dated December 8, 2013, between Pathfinder Onshore Energy Pty Ltd, Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd. (incorporated by reference from the Registrant's Current Report on Form 8-K filed on December 11, 2013)*
2.2	Purchase and Sale Agreement, dated January 21, 2013, among Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd., New Standard Energy Texas LLC and New Standard Energy Limited*
2.3	Form of Transition Services Agreement (incorporated by reference from the Registrant's Current Report on Form 8-K filed on December 11, 2013)*

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 23, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Option Agreement, dated December 8, 2013, between Pathfinder Onshore Energy Pty Ltd, Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd. (incorporated by reference from the Registrant's Current Report on Form 8-K filed on December 11, 2013)*
2.2	Purchase and Sale Agreement, dated January 21, 2013, among Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd., New Standard Energy Texas LLC and New Standard Energy Limited*
2.3	Form of Transition Services Agreement (incorporated by reference from the Registrant's Current Report on Form 8-K filed on December 11, 2013)*

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.